Exhibit 99.1

Republic Bancorp, Inc. Reports 49% Rise in Fourth Quarter Net Income

LOUISVILLE, Ky.--(BUSINESS WIRE)--January 24, 2020--Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company of Republic Bank & Trust Company (the “Bank”).

Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report fourth quarter net income of $25.8 million, a 49% increase over the fourth quarter of 2018, resulting in Diluted Earnings per Class A Common Share (“Diluted EPS”) of $1.23. Fiscal year 2019 net income was $91.7 million, an 18% increase from the same period in 2018, resulting in Diluted EPS of $4.39, return on average assets (“ROA”) of 1.64%, and return on average equity (“ROE”) of 12.49%.

Fourth quarter 2019 adjusted net income(1), which excludes one-time benefits from the Company’s November 2019 sale of four branches in Owensboro, Elizabethtown and Frankfort, Kentucky, was $18.8 million, a 9% increase over the same period in 2018, resulting in adjusted Diluted EPS(1) of $0.89. Fiscal year 2019 adjusted net income(1), which excludes the same one-time benefits, was $84.8 million, a 9% increase over 2018, resulting in adjusted Diluted EPS(1) of $4.06, adjusted ROA(1) of 1.51%, and adjusted ROE(1) of 11.55%. These adjusted results, which management believes improve comparability between periods, are considered non-GAAP(1) measures. A reconciliation to comparable GAAP(1) measures is provided in Footnote 1. Also impacting comparability, the income tax expense line item for the fourth quarter and year ended December 31, 2018 contained items that positively impacted the Company’s overall effective tax rate in 2018(2).

Steve Trager, Chairman & CEO of Republic commented, “I am very excited to say that we posted another year of solid growth in net income, with continued strong balance sheet growth and on-going favorable asset quality. We are proud to say that these results reflect our focused balance sheet management strategies, which along with our investments in mortgage-banking talent and technology, positioned us to produce our solid results despite a mixed landscape of conditions for growth opportunities.

“Looking ahead to 2020, we are cautiously optimistic. Our balance sheet and capital levels are well-positioned for an uncertain interest rate environment, while our talent level is second to none. As always, we will rise to meet the challenges in the year ahead with our strong management team and over 1,000 dedicated associates, who are always willing to go the extra mile each and every day in our efforts to make Republic one of the best performing banks in the industry,” concluded Steve Trager.

The following table highlights Republic’s financial performance for the fourth quarters and years ended December 31, 2019 and 2018:

	Total Company Financial Performance Highlights
	Three Months Ended Dec. 31,				Year Ended Dec. 31,
(dollars in thousands, except per share data)	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change

Income Before Income Tax Expense*	$32,301	$20,328	$11,973	59%	$113,193	$94,263	$18,930	20%
Net Income *	25,768	17,306	8,462	49	91,699	77,852	13,847	18
Diluted Earnings per Class A Common Share	1.23	0.83	0.40	48	4.39	3.74	0.65	17
Return on Average Assets	1.83%	1.37%	NA	34	1.64%	1.52%	NA	8
Return on Average Equity	13.58	10.07	NA	35	12.49	11.67	NA	7

* Results by reportable segment provided near the end of this earnings release.
NA – Not applicable

Results of Operations for the Fourth Quarter of 2019 Compared to the Fourth Quarter of 2018

Core Bank(3) – Core Bank net income for the fourth quarter of 2019 increased $7.1 million, or 44%, over the same period in 2018. After-tax benefits from the Company’s branch divestiture in November 2019 included a net gain on divestiture of $6.3 million and a net credit to Provision expense of $711,000, as the Bank relieved reserves for its divested loans. Excluding these one-time benefits, continued growth in net interest income, a lower provision for loan losses (“Provision”), and strong mortgage banking income primarily drove the overall increase in net income. These positive drivers were partially offset by an increase in noninterest expense.

Core Bank net interest income increased $948,000, or 2%, over the fourth quarter of 2018. Growth in net interest income was driven by strong loan growth, as Core Bank average loans increased $481 million, or 12% over average loans for the fourth quarter of 2018. The impact to net interest income resulting from the solid loan growth overcame a 29-basis-point decline in the Core Bank’s net interest margin for the quarter.

The following tables present the overall changes in the Core Bank’s adjusted(1) and unadjusted net interest income, net interest margin, as well as average and period-end loan balances by reportable segment:

	Net Interest Income			Net Interest Margin
(dollars in thousands)	Three Months Ended Dec. 31,			Three Months Ended Dec. 31,
Reportable Segment	2019	2018	Change	2019	2018	Change

Adjusted Traditional Banking (a)* - Non-GAAP**	$41,252	$40,553	$699	3.79%	3.92%	(0.13)%
Warehouse Lending	4,620	3,557	1,063	2.27	3.13	(0.86)
Mortgage Banking*	213	94	119	NM	NM	NM
Adjusted Core Bank - Non-GAAP**	46,085	44,204	1,881	3.55	3.85	(0.30)
Branch Divestiture (b)	721	1,654	(933)	4.29	3.77	0.52
Total Core Bank - GAAP	$46,806	$45,858	$948	3.56	3.85	(0.29)

Traditional Banking - (a) + (b) - GAAP	$41,973	$42,207	$(234)	3.80%	3.92%	(0.12)%

*Includes loans held for sale
** A reconciliation of these non-GAAP measures to comparable GAAP measures is provided in Footnote 1 of this earnings release.
NM – Not meaningful

	Average Loan Balances				Period-End Loan Balances
(dollars in thousands)	Three Months Ended Dec. 31,				Dec. 31,
Reportable Segment	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change

Adjusted Traditional Banking (a)* - Non-GAAP**	$3,572,918	$3,403,681	$169,237	5%	$3,595,931	$3,453,925	$142,006	4%
Warehouse Lending	815,776	453,794	361,982	80	717,458	468,695	248,763	53
Mortgage Banking*	19,583	6,536	13,047	200	19,224	8,971	10,253	114
Adjusted Core Bank - Non-GAAP**	4,408,277	3,864,011	544,266	14	4,332,613	3,931,591	401,022	10
Branch Divestiture (b)	63,332	126,503	(63,171)	(50)	—	123,119	(123,119)	(100)
Total Core Bank - GAAP	$4,471,609	$3,990,514	$481,095	12	$4,332,613	$4,054,710	$277,903	7

Traditional Banking - (a) + (b) - GAAP	$3,636,250	$3,530,184	$106,066	3%	$3,595,931	$3,577,044	$18,887	1%

*Includes loans held for sale
** A reconciliation of these non-GAAP measures to comparable GAAP measures is provided in Footnote 1 of this earnings release.
NM – Not meaningful

The primary drivers of the changes in the Core Bank’s net interest income and net interest margin for the fourth quarter of 2019, as compared to similar measures for the fourth quarter of 2018, were as follows:

Traditional Banking

Excluding divested branches, the Traditional Bank’s net interest income increased $699,000 and was positively impacted by growth in average commercial real estate loans of $94 million and average commercial & industrial loans of $66 million. Such loan growth overcame net interest margin compression of 13 basis points.

The quarter-over-quarter margin compression within the Traditional Banking segment was primarily driven by the following factors:

  The net interest margin compressed partially due to decreased value from the Traditional Bank’s noninterest-bearing funding sources. The difference between the Traditional Banking segment’s net interest margin and net interest spread was 10 basis points during the fourth quarter of 2019 compared to 17 basis points during the fourth quarter of 2018, with the differential representing the decreased value to the net interest margin of noninterest-bearing deposits and stockholders’ equity. The decrease in this value resulted from a 12 basis-point decline in the yield on the Traditional Banking segment’s interest-earning assets from period to period.
  In addition to the decline in the yield of Traditional Bank’s interest earning assets, the segment was also negatively impacted by the flat U.S. Treasury yield curve during the period in which short-term and long-term U.S. Treasury yields remained similar to each other. As is generally the case with all banks, the Traditional Bank’s asset yields and liability funding costs are substantially determined by the shape of the U.S. Treasury yield curve. As a result, the Traditional Bank continued to experience market-based pressures during the quarter to reduce its new loan yields, which are generally tied to longer-term rates, more than any decreases it was able to attain from its incremental funding costs. Management expects margin compression challenges to remain in the future as long as the overall U.S. Treasury yield curve remains flat or inverted.

Warehouse Lending

Warehouse Lending (“Warehouse”) loans experienced exponential growth, with outstanding average balances increasing from $454 million during the fourth quarter of 2018 to $816 million during the fourth quarter of 2019 due to increased client line usage. As a result, quarter over quarter net interest income for the segment increased $1.1 million despite compression in the Warehouse segment’s net interest margin.

The Core Bank’s Provision decreased $2.7 million from the fourth quarter of 2018 to a net credit of $1.4 million for the fourth quarter of 2019. The primary difference in the Provision between the two periods was a one-time, pre-tax $900,000 credit to the Provision that the Company recorded with the final settlement of its branch divestiture. Excluding the impact of the branch divestiture, the Core Bank’s Provision decreased from $1.3 million for the fourth quarter of 2018 to a net credit of $481,000 for the fourth quarter of 2019. A decline in Core Bank period-end balances during the fourth quarter of 2019 compared to growth in those balances during the same period in 2018 primarily drove the decrease in the Provision. Core bank spot balances, excluding divested loans, decreased $251 million during the fourth quarter of 2019 primarily due to a $256 million decline in Warehouse period-end balances.

The table below presents the Core Bank’s credit quality metrics:

	As of and for the:
	Quarters Ended:				Years Ended:
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
Core Banking Credit Quality Ratios	2019	2019	2019	2019	2019	2018	2017

Nonperforming loans to total loans	0.54%	0.45%	0.45%	0.37%	0.54%	0.40%	0.36%

Nonperforming assets to total loans (including OREO)	0.54	0.45	0.47	0.37	0.54	0.40	0.36

Delinquent loans to total loans (4)	0.30	0.30	0.29	0.18	0.30	0.22	0.21

Net charge-offs to average loans	0.19	0.15	0.04	0.04	0.11	0.06	0.04
(Quarterly rates annualized)

OREO = Other Real Estate Owned

Core Bank noninterest income was $18.2 million for the fourth quarter of 2019, an increase of $9.4 million from the fourth quarter of 2018. Core Bank noninterest income for the fourth quarter of 2019 included a pre-tax $7.9 million net gain resulting from the final settlement of the Company’s branch divestiture. Driving the remainder of the increase in noninterest income was a $1.4 million rise in mortgage banking income, as the Company’s on-going investment in its Consumer Direct channel and processing capacity enabled it to take advantage of a favorable rate environment. As a result, secondary market loans originated from period to period increased $65 million and the Bank’s pipeline of secondary market loans in process from December 31, 2018 to December 31, 2019 increased $18 million.

Core Bank noninterest expense was $37.1 million for the fourth quarter of 2019 compared to $34.5 million for the fourth quarter of 2018. Comparability of noninterest expense between the two quarters was impacted by adjustments to the Core Bank’s incentive compensation accruals, which were made during both periods to bring accrual balances in line with projected payouts. As a result of these adjustments, net incentive compensation expense was a net charge of $1.2 million for the fourth quarter of 2019 compared to a net credit of $75,000 for the fourth quarter of 2018. The increase in incentive compensation primarily reflected higher mortgage commissions during the fourth quarter of 2019 resulting from increased mortgage banking production. Excluding the impact of the change in incentive compensation expense, noninterest expense increased $964,000, or 3%, for the fourth quarter of 2019, as compared to the fourth quarter of 2018 and was primarily driven by the following:

  Salaries and employee benefits expense increased $340,000, or 2%, with costs for 29 additional Core Bank full-time-equivalent employees from December 31, 2018 to December 31, 2019 partially offset by reductions in equity compensation expense and employee benefits expense.
  The Core Bank’s noninterest expense during the fourth quarter of 2019 was positively impacted by a $265,000 reduction in FDIC insurance costs, as the Bank was able to apply its Small Bank Assessment Credits against its most recent FDIC insurance premium payment. The Bank has just over one quarter’s worth of credits it can apply to future FDIC insurance premiums.

Republic Processing Group(5)

The Republic Processing Group (“RPG”) reported net income of $2.6 million for the fourth quarter of 2019 compared to $1.2 million for the same period in 2018. The positive increase in net income at RPG for the quarter was primarily driven by a $1.2 million increase in net income for its Republic Credit Solutions (“RCS”) segment.

RCS’s increase in net income was primarily driven by a $1.5 million reduction in Provision expense for its line-of-credit product resulting from a decline in the product’s annualized historical loss rate combined with a year-to-year decrease in outstanding balances.

Branch Divestiture(1)

In July 2019, the Bank entered into a definitive agreement to sell its four banking centers located in the Kentucky cities of Owensboro, Elizabethtown, and Frankfort to Limestone Bank (“Limestone”), a subsidiary of Limestone Bancorp, Inc. The agreement provided that Limestone acquire loans, with balances of approximately $128 million as of November 15, 2019 (the “Closing Date”), and assume deposits with balances of approximately $132 million as of the Closing Date, associated with the four banking centers.

In addition to the sale of loans and assumption of deposits, Limestone also acquired substantially all of the fixed assets of these locations, which had a book value of $1.3 million as of the Closing Date. Based on the Closing Date deposits, the all-in blended premium for the transaction was 6.1% of the total deposits transferred. The final calculated premium was based on the trailing 10-day average amount of the deposits as of the closing date, as well as the branch location for the deposits.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 42 full-service banking centers and two loan production offices throughout five states: 28 banking centers in 8 Kentucky communities – Covington, Crestview Hills, Florence, Georgetown, Lexington, Louisville, Shelbyville, and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville, and New Albany; seven banking centers in six Florida communities (Tampa MSA) – Largo, New Port Richey, St. Petersburg, Seminole, Tampa, and Temple Terrace, and one loan production office in Oldsmar; two banking centers in two Tennessee communities (Nashville MSA) – Cool Springs and Green Hills, and one loan production office in Brentwood; and two banking centers in two Ohio communities (Cincinnati MSA) – Norwood and West Chester. The Bank offers internet banking at www.republicbank.com. The Bank also offers separately branded, nation-wide digital banking at www.mymemorybank.com. The Company has $5.6 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here. ®

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the preceding paragraphs are based on our current expectations and assumptions regarding our business, the future impact to our balance sheet and income statement resulting from changes in interest rates, the yield curve, the ability to develop products and strategies in order to meet the Company’s long-term strategic goals, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Actual results could differ materially based upon factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2018 and Quarterly Report on Form 10-Q for the period ended September 30, 2019. The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2019 Earnings Release
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Dec. 31, 2019	Dec. 31, 2018
Assets:
Cash and cash equivalents	$385,303	$351,474
Investment securities	537,074	543,771
Loans held for sale	31,468	21,809
Loans	4,433,151	4,148,227
Allowance for loan and lease losses	(43,351)	(44,675)
Loans, net	4,389,800	4,103,552
Federal Home Loan Bank stock, at cost	30,831	32,067
Premises and equipment, net	46,196	44,820
Right-of-use assets (6)	35,206	—
Goodwill	16,300	16,300
Other real estate owned ("OREO")	113	160
Bank owned life insurance ("BOLI")	66,433	64,883
Other assets and accrued interest receivable	81,595	61,568
Total assets	$5,620,319	$5,240,404

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$1,033,379	$1,003,969
Interest-bearing	2,752,629	2,452,176
Total deposits	3,786,008	3,456,145

Securities sold under agreements to repurchase and other short-term borrowings	167,617	182,990
Operating lease liabilities (6)	36,530	—
Federal Home Loan Bank advances	750,000	810,000
Subordinated note	41,240	41,240
Other liabilities and accrued interest payable	74,680	60,095
Total liabilities	4,856,075	4,550,470

Stockholders' equity	764,244	689,934
Total liabilities and stockholders' equity	$5,620,319	$5,240,404

Average Balance Sheet Data
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2019	2018	2019	2018
Assets:
Federal funds sold and other interest-earning deposits	$152,286	$199,134	$260,131	$255,708
Investment securities, including FHLB stock	632,559	579,429	564,631	542,258
Loans, including loans held for sale	4,588,538	4,092,004	4,470,347	4,094,918
Total interest-earning assets	5,373,383	4,870,567	5,295,109	4,892,884
Total assets	5,638,498	5,070,845	5,577,643	5,130,628

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits, including those held for assumption	$1,062,010	$1,050,236	$1,120,608	$1,147,432
Interest-bearing deposits, including those held for assumption	2,966,993	2,477,962	2,755,946	2,445,385
Securities sold under agreements to
repurchase and other short-term borrowings	248,558	252,073	236,883	225,145
Federal Home Loan Bank advances	469,130	515,413	595,613	557,090
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	3,725,921	3,286,688	3,629,682	3,268,860
Stockholders' equity	758,740	687,156	734,281	666,979

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2019	2018	2019	2018

Total interest income (7)	$64,527	$62,902	$280,883	$256,181
Total interest expense	10,132	8,626	44,757	30,123
Net interest income	54,395	54,276	236,126	226,058

Provision for loan and lease losses	914	5,104	25,758	31,368

Noninterest income:
Service charges on deposit accounts	3,547	3,565	14,197	14,273
Net refund transfer fees	112	55	21,158	20,029
Mortgage banking income	2,480	1,129	9,499	4,825
Interchange fee income	2,814	2,844	11,859	11,159
Program fees	1,284	1,520	4,712	6,225
Increase in cash surrender value of BOLI	397	392	1,550	1,527
Net gains on OREO	53	29	540	729
Net gain on branch divestiture	7,948	—	7,829	—
Other	1,020	585	3,664	4,658
Total noninterest income	19,655	10,119	75,008	63,425

Noninterest expense:
Salaries and employee benefits	23,997	21,743	99,181	91,189
Occupancy and equipment, net	6,497	6,474	26,124	25,365
Communication and transportation	1,198	1,115	4,447	4,785
Marketing and development	1,223	784	5,023	4,432
FDIC insurance expense	—	264	743	1,494
Bank franchise tax expense	927	863	5,293	4,951
Data processing	2,532	2,434	9,189	9,613
Interchange related expense	1,115	1,237	4,870	4,480
Supplies	335	446	1,693	1,444
Other real estate owned and other repossession expense	2	31	326	94
Legal and professional fees	601	753	3,357	3,459
Other	2,408	2,819	11,937	12,546
Total noninterest expense	40,835	38,963	172,183	163,852

Income before income tax expense	32,301	20,328	113,193	94,263
Income tax expense	6,533	3,022	21,494	16,411
Net income	$25,768	$17,306	$91,699	$77,852

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2019	2018	2019	2018
Per Share Data:

Basic weighted average shares outstanding	21,036	20,975	21,023	20,960
Diluted weighted average shares outstanding	21,133	21,113	21,135	21,065

Period-end shares outstanding:
Class A Common Stock	18,737	18,675	18,737	18,675
Class B Common Stock	2,206	2,213	2,206	2,213

Book value per share (8)	$36.49	$33.03	$36.49	$33.03
Tangible book value per share (8)	35.41	31.98	35.41	31.98

Earnings per share ("EPS"):
Basic EPS - Class A Common Stock	$1.23	$0.83	$4.41	$3.76
Basic EPS - Class B Common Stock	1.13	0.76	4.01	3.41
Diluted EPS - Class A Common Stock	1.23	0.83	4.39	3.74
Diluted EPS - Class B Common Stock	1.12	0.75	3.99	3.40

Cash dividends declared per Common share:
Class A Common Stock	$0.264	$0.242	$1.056	$0.968
Class B Common Stock	0.240	0.220	0.960	0.880

Performance Ratios:

Return on average assets	1.83%	1.37%	1.64%	1.52%
Return on average equity	13.58	10.07	12.49	11.67
Efficiency ratio (9)	62	61	57	57
Yield on average interest-earning assets (7)	4.80	5.17	5.30	5.24
Cost of average interest-bearing liabilities	1.09	1.05	1.23	0.92
Cost of average deposits (10)	0.74	0.59	0.75	0.47
Net interest spread (7)	3.71	4.12	4.07	4.32
Net interest margin - Total Company (7)	4.05	4.46	4.46	4.62
Net interest margin - Core Bank (3)	3.56	3.85	3.61	3.70

Other Information:

End of period FTEs (11) - Total Company	1,080	1,051	1,080	1,051
End of period FTEs - Core Bank	997	968	997	968
Number of full-service banking centers	41	45	41	45

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios	As of and for the		As of and for the
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2019	2018	2019	2018
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$23,332	$15,993	$23,332	$15,993
Loans past due 90-days-or-more and still on accrual	157	145	157	145
Total nonperforming loans	23,489	16,138	23,489	16,138
OREO	113	160	113	160
Total nonperforming assets	$23,602	$16,298	$23,602	$16,298

Nonperforming Assets - Core Bank (3):
Loans on nonaccrual status	$23,332	$15,993	$23,332	$15,993
Loans past due 90-days-or-more and still on accrual	—	13	—	13
Total nonperforming loans	23,332	16,006	23,332	16,006
OREO	113	160	113	160
Total nonperforming assets	$23,445	$16,166	$23,445	$16,166

Delinquent loans:
Delinquent loans - Core Bank	$13,042	$8,875	$13,042	$8,875
Delinquent loans - RPG (5)	7,762	7,087	7,762	7,087
Total delinquent loans - Total Company	$20,804	$15,962	$20,804	$15,962

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.53%	0.39%	0.53%	0.39%
Nonperforming assets to total loans (including OREO)	0.53	0.39	0.53	0.39
Nonperforming assets to total assets	0.42	0.31	0.42	0.31
Allowance for loan and lease losses to total loans	0.98	1.08	0.98	1.08
Allowance for loan and lease losses to nonperforming loans	185	277	185	277
Delinquent loans to total loans (4)	0.47	0.38	0.47	0.38
Net charge-offs to average loans (annualized)	0.39	0.42	0.61	0.72

Credit Quality Ratios - Core Bank:

Nonperforming loans to total loans	0.54%	0.40%	0.54%	0.40%
Nonperforming assets to total loans (including OREO)	0.54	0.40	0.54	0.40
Nonperforming assets to total assets	0.43	0.32	0.43	0.32
Allowance for loan and lease losses to total loans	0.70	0.78	0.70	0.78
Allowance for loan and lease losses to nonperforming loans	129	197	129	197
Delinquent loans to total loans	0.30	0.22	0.30	0.22
Net charge-offs to average loans (annualized)	0.19	0.12	0.11	0.06

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Assets:
Cash and cash equivalents	$385,303	$397,072	$473,779	$345,512	$351,474
Investment securities	537,074	638,697	447,512	498,318	543,771
Loans held for sale	31,468	51,243	63,949	24,177	21,809
Loans held for sale upon branch divestiture	—	130,770	131,881	—	—
Loans	4,433,151	4,664,054	4,390,533	4,298,710	4,148,227
Allowance for loan and lease losses	(43,351)	(46,932)	(45,983)	(57,961)	(44,675)
Loans, net	4,389,800	4,617,122	4,344,550	4,240,749	4,103,552
Federal Home Loan Bank stock, at cost	30,831	32,242	32,242	29,965	32,067
Premises and equipment, net	46,196	46,735	44,199	43,527	44,820
Right-of-use assets (6)	35,206	36,051	37,450	38,738	—
Goodwill	16,300	16,300	16,300	16,300	16,300
Other real estate owned	113	119	1,095	216	160
Bank owned life insurance	66,433	66,037	65,642	65,265	64,883
Other assets and accrued interest receivable	81,595	71,259	64,535	63,001	61,568
Total assets	$5,620,319	$6,103,647	$5,723,134	$5,365,768	$5,240,404

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$1,033,379	$1,031,553	$1,003,793	$1,184,480	$1,003,969
Interest-bearing	2,752,629	2,703,199	2,557,127	2,589,836	2,452,176
Deposits held for assumption upon branch divestiture	—	142,384	152,954	—	—
Total deposits	3,786,008	3,877,136	3,713,874	3,774,316	3,456,145

Securities sold under agreements to
repurchase and other short-term borrowings	167,617	167,949	226,002	173,168	182,990
Operating lease liabilities (6)	36,530	37,391	38,852	40,203	—
Federal Home Loan Bank advances	750,000	1,170,000	915,000	560,000	810,000
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	74,680	65,484	56,738	59,750	60,095
Total liabilities	4,856,075	5,359,200	4,991,706	4,648,677	4,550,470

Stockholders' equity	764,244	744,447	731,428	717,091	689,934
Total liabilities and stockholders' equity	$5,620,319	$6,103,647	$5,723,134	$5,365,768	$5,240,404

Average Balance Sheet Data
	Quarterly Comparison
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Assets:
Federal funds sold and other interest-earning deposits	$152,286	$302,156	$297,205	$289,928	$199,134
Investment securities, including FHLB stock	632,559	547,281	514,366	563,752	579,429
Loans, including loans held for sale	4,588,538	4,606,139	4,424,905	4,256,673	4,092,004
Total interest-earning assets	5,373,383	5,455,576	5,236,476	5,110,353	4,870,567
Total assets	5,638,498	5,711,636	5,480,525	5,476,671	5,070,845

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits, including those held for assumption	$1,062,010	$1,065,904	$1,098,817	$1,258,461	$1,050,236
Interest-bearing deposits, including those held for assumption	2,966,993	2,833,632	2,588,836	2,629,765	2,477,962
Securities sold under agreements to
repurchase and other short-term borrowings	248,558	246,889	220,189	231,602	252,073
Federal Home Loan Bank advances	469,130	690,457	710,879	511,408	515,413
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	3,725,921	3,812,218	3,561,144	3,414,015	3,286,688
Stockholders' equity	758,740	742,176	728,723	706,833	687,156

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018

Total interest income (7)	$64,527	$68,059	$65,664	$82,633	$62,902
Total interest expense	10,132	12,573	11,718	10,334	8,626
Net interest income	54,395	55,486	53,946	72,299	54,276

Provision for loan and lease losses	914	3,153	4,460	17,231	5,104

Noninterest income:
Service charges on deposit accounts	3,547	3,749	3,598	3,303	3,565
Net refund transfer fees	112	317	3,629	17,100	55
Mortgage banking income	2,480	3,064	2,416	1,539	1,129
Interchange fee income	2,814	3,031	3,257	2,757	2,844
Program fees	1,284	1,317	1,037	1,074	1,520
Increase in cash surrender value of BOLI	397	394	377	382	392
Net gains on OREO	53	267	90	130	29
Net gain on branch divestiture	7,948	(119)	—	—	—
Other	1,020	791	721	1,132	585
Total noninterest income	19,655	12,811	15,125	27,417	10,119

Noninterest expense:
Salaries and employee benefits	23,997	24,822	25,286	25,076	21,743
Occupancy and equipment, net	6,497	6,571	6,472	6,584	6,474
Communication and transportation	1,198	1,017	1,071	1,161	1,115
Marketing and development	1,223	1,420	1,278	1,102	784
FDIC insurance expense	—	—	295	448	264
Bank franchise tax expense	927	935	935	2,496	863
Data processing	2,532	2,344	2,217	2,096	2,434
Interchange related expense	1,115	1,138	1,302	1,315	1,237
Supplies	335	292	582	484	446
OREO expense	2	130	148	46	31
Legal and professional fees	601	1,026	844	886	753
Other	2,408	2,716	2,998	3,815	2,819
Total noninterest expense	40,835	42,411	43,428	45,509	38,963

Income before income tax expense	32,301	22,733	21,183	36,976	20,328
Income tax expense	6,533	4,325	3,176	7,460	3,022
Net income	$25,768	$18,408	$18,007	$29,516	$17,306

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios
	As of and for the Three Months Ended
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Per Share Data:

Basic weighted average shares outstanding	21,036	21,036	21,016	20,973	20,975
Diluted weighted average shares outstanding	21,133	21,137	21,138	21,106	21,113

Period-end shares outstanding:
Class A Common Stock	18,737	18,744	18,740	18,698	18,675
Class B Common Stock	2,206	2,208	2,208	2,213	2,213

Book value per share (8)	$36.49	$35.54	$34.92	$34.29	$33.03
Tangible book value per share (8)	35.41	34.47	33.87	33.25	31.98

Earnings per share ("EPS"):
Basic EPS - Class A Common Stock	$1.23	$0.88	$0.86	$1.42	$0.83
Basic EPS - Class B Common Stock	1.13	0.80	0.79	1.29	0.76
Diluted EPS - Class A Common Stock	1.23	0.88	0.86	1.41	0.83
Diluted EPS - Class B Common Stock	1.12	0.80	0.78	1.28	0.75

Cash dividends declared per Common share:
Class A Common Stock	$0.264	$0.264	$0.264	$0.264	$0.242
Class B Common Stock	0.240	0.240	0.240	0.240	0.220

Performance Ratios:

Return on average assets	1.83%	1.29%	1.31%	2.16%	1.37%
Return on average equity	13.58	9.92	9.88	16.70	10.07
Efficiency ratio (9)	62	62	63	46	61
Yield on average interest-earning assets (7)	4.80	4.99	5.02	6.47	5.17
Cost of average interest-bearing liabilities	1.09	1.32	1.32	1.21	1.05
Cost of average deposits (10)	0.74	0.82	0.75	0.69	0.59
Net interest spread (7)	3.71	3.67	3.70	5.26	4.12
Net interest margin - Total Company (7)	4.05	4.07	4.12	5.66	4.46
Net interest margin - Core Bank (3)	3.56	3.56	3.62	3.76	3.85

Other Information:

End of period FTEs (11) - Total Company	1,080	1,093	1,089	1,073	1,051
End of period FTEs - Core Bank	997	1,013	1,012	997	968
Number of full-service banking centers	41	45	45	45	45

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2019 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios
	As of and for the Three Months Ended
	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$23,332	$20,574	$19,238	$15,361	$15,993
Loans past due 90-days-or-more and still on accrual	157	175	166	199	145
Total nonperforming loans	23,489	20,749	19,404	15,560	16,138
OREO	113	119	1,095	216	160
Total nonperforming assets	$23,602	$20,868	$20,499	$15,776	$16,298

Nonperforming Assets - Core Bank (3):
Loans on nonaccrual status	$23,332	$20,574	$19,238	$15,361	$15,993
Loans past due 90-days-or-more and still on accrual	—	—	—	4	13
Total nonperforming loans	23,332	20,574	19,238	15,365	16,006
OREO	113	119	1,095	216	160
Total nonperforming assets	$23,445	$20,693	$20,333	$15,581	$16,166

Delinquent Loans:
Delinquent loans - Core Bank	$13,042	$13,496	$12,524	$7,727	$8,875
Delinquent loans - RPG (5) (12)	7,762	6,876	6,802	26,460	7,087
Total delinquent loans - Total Company	$20,804	$20,372	$19,326	$34,187	$15,962

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.53%	0.44%	0.44%	0.36%	0.39%
Nonperforming assets to total loans (including OREO)	0.53	0.45	0.47	0.37	0.39
Nonperforming assets to total assets	0.42	0.34	0.36	0.29	0.31
Allowance for loan and lease losses to total loans	0.98	1.01	1.05	1.35	1.08
Allowance for loan and lease losses to nonperforming loans	185	226	237	373	277
Delinquent loans to total loans (4) (12)	0.47	0.44	0.44	0.80	0.38
Net charge-offs to average loans (annualized)	0.39	0.68	1.49	0.37	0.42

Credit Quality Ratios - Core Bank:

Nonperforming loans to total loans	0.54%	0.45%	0.45%	0.37%	0.40%
Nonperforming assets to total loans (including OREO)	0.54	0.45	0.47	0.37	0.40
Nonperforming assets to total assets	0.43	0.35	0.37	0.31	0.32
Allowance for loan and lease losses to total loans	0.70	0.73	0.77	0.75	0.78
Allowance for loan and lease losses to nonperforming loans	129	163	171	205	197
Delinquent loans to total loans	0.30	0.30	0.29	0.18	0.22
Net charge-offs to average loans (annualized)	0.19	0.15	0.04	0.04	0.12

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2019 Earnings Release (continued)
Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and business units), which are then aggregated if operating performance, products/services, and clients are similar.

As of December 31, 2019, the Company was divided into five reportable segments: Traditional Banking, Warehouse Lending (“Warehouse”), Mortgage Banking, Tax Refund Solutions (“TRS”), and Republic Credit Solutions (“RCS”). Management considers the first three segments to collectively constitute “Core Bank” or “Core Banking” operations, while the last two segments collectively constitute Republic Processing Group (“RPG”) operations. MemoryBank®, the Company’s national branchless banking platform is part of the Traditional Banking segment.

The nature of segment operations and the primary drivers of net revenues by reportable segment are provided below:

Reportable Segment:	Nature of Operations:	Primary Drivers of Net Revenue:

Core Banking:

Traditional Banking

Provides traditional banking products to clients in its market footprint primarily via its network of banking centers and to clients outside of its market footprint primarily via its digital delivery channels.

Loans, investments, and deposits.

Warehouse Lending	Provides short-term, revolving credit facilities to mortgage bankers across the United States.	Mortgage warehouse lines of credit.

Mortgage Banking	Primarily originates, sells and services long-term, single family, first lien residential real estate loans primarily to clients in the Bank's market footprint.	Loan sales and servicing.

Republic Processing Group:

Tax Refund Solutions

TRS offers tax-related credit products and facilitates the receipt and payment of federal and state tax refunds through Refund Transfer products. The RPS division of TRS offers general-purpose reloadable cards. TRS and RPS products are primarily provided to clients outside of the Bank’s market footprint.

Loans, refund transfers, and prepaid cards.

Republic Credit Solutions

Offers consumer credit products. RCS products are primarily provided to clients outside of the Bank’s market footprint, with a substantial portion of RCS clients considered subprime or near-prime borrowers.

Unsecured, consumer loans.

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2018 Annual Report on Form 10-K. Republic evaluates segment performance using operating income. The Company allocates goodwill to the Traditional Banking segment. Republic generally allocates income taxes based on income before income tax expense unless reasonable and specific segment allocations can be made. The Company makes transactions among reportable segments at carrying value.

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2019 Earnings Release (continued)
Segment information for the quarters and years ended December 31, 2019 and 2018 follows:

	Three Months Ended December 31, 2019
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$41,973	$4,620	$213	$46,806	$183	$7,406	$7,589	$54,395

Provision for loan and lease losses	(727)	(640)	—	(1,367)	(569)	2,850	2,281	914

Net refund transfer fees	—	—	—	—	112	—	112	112
Mortgage banking income	—	—	2,480	2,480	—	—	—	2,480
Program fees	—	—	—	—	119	1,165	1,284	1,284
Net gain on branch divestiture	7,948	—	—	7,948	—	—	—	7,948
Other noninterest income	7,754	10	51	7,815	16	—	16	7,831
Total noninterest income	15,702	10	2,531	18,243	247	1,165	1,412	19,655

Total noninterest expense	34,475	832	1,801	37,108	3,529	198	3,727	40,835

Income (loss) before income tax expense	23,927	4,438	943	29,308	(2,530)	5,523	2,993	32,301
Income tax expense (benefit)	4,898	999	198	6,095	(797)	1,235	438	6,533
Net income (loss)	$19,029	$3,439	$745	$23,213	$(1,733)	$4,288	$2,555	$25,768

Period-end assets	$4,684,116	$717,994	$26,469	$5,428,579	$86,849	$104,891	$191,740	$5,620,319

Net interest margin	3.80%	2.27%	NM	3.56%	NM	NM	NM	4.05%

Net-revenue concentration*	77%	6%	4%	87%	1%	12%	13%	100%

	Three Months Ended December 31, 2018
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$42,207	$3,557	$94	$45,858	$76	$8,342	$8,418	$54,276

Provision for loan and lease losses	1,552	(230)	—	1,322	(554)	4,336	3,782	5,104

Net refund transfer fees	—	—	—	—	55	—	55	55
Mortgage banking income	—	—	1,129	1,129	—	—	—	1,129
Program fees	—	—	—	—	19	1,501	1,520	1,520
Other noninterest income	7,374	10	339	7,723	17	(325)	(308)	7,415
Total noninterest income	7,374	10	1,468	8,852	91	1,176	1,267	10,119

Total noninterest expense	32,785	844	905	34,534	3,232	1,197	4,429	38,963

Income (loss) before income tax expense	15,244	2,953	657	18,854	(2,511)	3,985	1,474	20,328
Income tax expense (benefit)	1,913	676	138	2,727	(631)	926	295	3,022
Net income (loss)	$13,331	$2,277	$519	$16,127	$(1,880)	$3,059	$1,179	$17,306

Period-end assets	$4,647,037	$470,126	$14,246	$5,131,409	$20,288	$88,707	$108,995	$5,240,404

Net interest margin	3.92%	3.14%	NM	3.85%	NM	NM	NM	4.46%

Net-revenue concentration*	77%	6%	2%	85%	—%	15%	15%	100%

_________________________________________________________
*Net revenues represent total net interest income plus noninterest income.

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2019 Earnings Release (continued)

	Year Ended December 31, 2019
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$168,076	$15,801	$697	$184,574	$21,626	$29,926	$51,552	$236,126

Provision for loan and lease losses	2,444	622	—	3,066	11,249	11,443	22,692	25,758

Net refund transfer fees	—	—	—	—	21,158	—	21,158	21,158
Mortgage banking income	—	—	9,499	9,499	—	—	—	9,499
Program fees	—	—	—	—	437	4,275	4,712	4,712
Net gain on branch divestiture	7,829	—	—	7,829	—	—	—	7,829
Other noninterest income	30,724	(46)	213	30,891	260	659	919	31,810
Total noninterest income	38,553	(46)	9,712	48,219	21,855	4,934	26,789	75,008

Total noninterest expense	143,671	3,268	6,112	153,051	16,539	2,593	19,132	172,183

Income before income tax expense	60,514	11,865	4,297	76,676	15,693	20,824	36,517	113,193
Income tax expense	9,651	2,670	902	13,223	3,454	4,817	8,271	21,494
Net income	$50,863	$9,195	$3,395	$63,453	$12,239	$16,007	$28,246	$91,699

Period-end assets	$4,684,116	$717,994	$26,469	$5,428,579	$86,849	$104,891	$191,740	$5,620,319

Net interest margin	3.76%	2.42%	NM	3.61%	NM	NM	NM	4.46%

Net-revenue concentration*	67%	5%	3%	75%	14%	11%	25%	100%

	Year Ended December 31, 2018
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$160,398	$15,726	$402	$176,526	$19,203	$30,329	$49,532	$226,058

Provision for loan and lease losses	3,710	(142)	—	3,568	10,919	16,881	27,800	31,368

Net refund transfer fees	—	—	—	—	20,029	—	20,029	20,029
Mortgage banking income	—	—	4,825	4,825	—	—	—	4,825
Program fees	—	—	—	—	295	5,930	6,225	6,225
Other noninterest income	29,965	40	550	30,555	1,229	562	1,791	32,346
Total noninterest income	29,965	40	5,375	35,380	21,553	6,492	28,045	63,425

Total noninterest expense	136,439	3,367	4,356	144,162	14,686	5,004	19,690	163,852

Income before income tax expense	50,214	12,541	1,421	64,176	15,151	14,936	30,087	94,263
Income tax expense	6,819	2,869	298	9,986	3,033	3,392	6,425	16,411
Net income	$43,395	$9,672	$1,123	$54,190	$12,118	$11,544	$23,662	$77,852

Period-end assets	$4,647,037	$470,126	$14,246	$5,131,409	$20,288	$88,707	$108,995	$5,240,404

Net interest margin	3.76%	3.18%	NM	3.70%	NM	NM	NM	4.62%

Net-revenue concentration*	66%	5%	2%	73%	14%	13%	27%	100%

________________________________________________________
*Net revenues represent total net interest income plus noninterest income.

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2019 Earnings Release (continued)

(1) The following tables provide a reconciliation of financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”) to the Company’s adjusted results, which are non-GAAP measures that exclude certain items related to four branches divested by the Company in November 2019. Management uses these non-GAAP measures to evaluate the on-going performance of the Company. Non-GAAP measures are not formally defined by GAAP or codified in the federal banking regulations, and other entities may use calculation methods that differ from those used by the Company.

	Three Months Ended December 31, 2019				Three Months Ended December 31, 2018				$ Change

		Less:		Adjusted		Less:		Adjusted		Less:	Adjusted
(in thousands)	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments	Non-GAAP

Total Company
Income Before Income Tax Expense	$32,301	(a)	$8,848	$23,453	$20,328		$—	$20,328	$11,973	$8,848	$3,125
Income Tax Expense	6,533	(b)	1,858	4,675	3,022		—	3,022	3,511	1,858	1,653
Net Income	$25,768	(c)	$6,990	$18,778	$17,306		$—	$17,306	$8,462	$6,990	$1,472

Diluted Earnings per Class A Share	$1.23	(d)	$0.34	$0.89	$0.83		$—	$0.83	$0.40	$0.34	$0.06
Return on Average Assets	1.83%	(e)	0.50%	1.33%	1.37%		—%	1.37%	NA	NA	NA
Return on Average Equity	13.58	(f)	3.69	9.89	10.07		—	10.07	NA	NA	NA

Core Bank
Average Loan Balance	$4,471,609	(g)	$63,332	$4,408,277	$3,990,514	(g)	$126,503	$3,864,011	$481,095	$(63,171)	$544,266
End-of-Period Loan Balance	4,332,613	(g)	—	4,332,613	4,054,710	(g)	123,119	3,931,591	277,903	(123,119)	401,022
Net Interest Income	46,806	(h)	721	46,085	45,858	(h)	1,654	44,204	948	(933)	1,881
Net Interest Margin	3.56%	(i)	0.01%	3.55%	3.85%	(i)	—%	3.85%	(0.29)%	0.01%	(0.30)%

Traditional Bank
Average Loan Balance	$3,636,250	(g)	$63,332	3,572,918	$3,530,184	(g)	$126,503	$3,403,681	$106,066	$(63,171)	$169,237
End-of-Period Loan Balance	3,595,931	(g)	—	3,595,931	3,577,044	(g)	123,119	3,453,925	18,887	(123,119)	142,006
Net Interest Income	41,973	(h)	721	41,252	42,207	(h)	1,654	40,553	(234)	(933)	699
Net Interest Margin	3.80%	(i)	0.01%	3.79%	3.92%	(i)	—%	3.92%	(0.12)%	0.01%	(0.13)%

Adjustments:

(a) Includes a net gain on branch divestiture of $7.9 million and a credit to Provision expense of $900,000 associated with divested loans. The net gain is inclusive of $165,000 of expenses associated with the sale.
(b) Reflects (a) multiplied by a 21% effective tax rate.
(c) Reflects (a) less (b).
(d) Reflects contribution of (c) in calculating GAAP Diluted EPS for the period presented.
(e) Reflects annualized (c) divided by GAAP average assets for the period presented.
(f) Reflects annualized (c) divided by GAAP average equity for the period presented.
(g) Includes loan balances associated with divested branches.
(h) Includes net interest income associated with divested branches, including benefits and costs assigned as part of the Company’s funds-transfer-pricing model.
(i) The contribution of divested assets and liabilities to the net interest margin of the segment presented.

	Year Ended December 31, 2019				Year Ended December 31, 2018			$ Change

		Less:		Adjusted		Less:	Adjusted		Less:	Adjusted
(in thousands)	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Total Company
Income Before Income Tax Expense	$113,193	(j)	$8,729	$104,464	$94,263	$—	$94,263	$18,930	$8,729	$10,201
Income Tax Expense	21,494	(k)	1,833	19,661	16,411	—	16,411	5,083	1,833	3,250
Net Income	$91,699	(l)	$6,896	$84,803	$77,852	$—	$77,852	$13,847	$6,896	$6,951

Diluted Earnings per Class A Share	$4.39	(m)	$0.33	$4.06	$3.74	$—	$3.74	$0.65	$0.33	$0.32
Return on Average Assets	1.64%	(n)	0.13%	1.51%	1.52%	—%	1.52%	NA	NA	NA
Return on Average Equity	12.49	(o)	0.94	11.55	11.67	—	11.67	NA	NA	NA

Adjustments:

(j) Includes a net gain on branch divestiture of $7.8 million and a credit to Provision expense of $900,000 associated with divested loans. The net gain is inclusive of $284,000 of expenses associated with the sale, with $119,000 of these expenses recorded during the three months ended September 30, 2019 and $165,000 recorded during the three months ended December 31, 2019.
(k) Reflects (j) multiplied by a 21% effective tax rate.
(l) Reflects (j) less (k).
(m) Reflects contribution of (l) in calculating GAAP Diluted EPS for the period presented.
(n) Reflects (l) divided by GAAP average assets for the period presented.
(o) Reflects (l) divided by GAAP average equity for the period presented.

(2) The 2017 Tax Cuts and Jobs Act (“TCJA”), enacted on December 22, 2017, lowered the federal corporate tax rate from 35% to 21%, effective January 1, 2018. Republic’s relatively low effective tax rate during the fourth quarter and year ended December 31, 2018 was driven by generally nonrecurring federal income tax benefits resulting from the TCJA. The following table presents a reconciliation of the Republic’s effective tax rate to the federal statutory rate for the fourth quarters and years ended December 31, 2019 and 2018:

	Three Months Ended Dec. 31,				Year Ended Dec. 31,
	2019		2018		2019		2018
		Effective		Effective		Effective		Effective
(in thousands)	Amount	Tax Rate	Amount	Tax Rate	Amount	Tax	Amount	Tax Rate

Income before income tax expense	$32,301		$20,328		$113,193		$94,263

Income tax expense, before adjusting items	$6,783	21.00%	$4,269	21.00%	$23,771	21.00%	$19,795	21.00%
Adjustments relating to:
Enactment of the TCJA	—	—	(389)	(1.91)	—	—	(2,762)	(2.93)
Nontaxable Income	(228)	(0.71)	(250)	(1.23)	(959)	(0.85)	(933)	(0.99)
State Taxes, net of federal benefit	560	1.73	422	2.08	606	0.54	1,569	1.66
General business tax credits	(462)	(1.43)	(213)	(1.05)	(1,296)	(1.14)	(1,355)	(1.44)
Tax Benefit of Vesting Employee Benefits	(41)	(0.13)	(191)	(0.94)	(480)	(0.42)	(191)	(0.20)
Reduction of uncertain tax positions	(47)	(0.15)	(210)	(1.03)	(47)	(0.04)	(210)	(0.22)
Other, net	(32)	(0.10)	(416)	(2.05)	(101)	(0.09)	498	0.53
Total Adjustments	(250)	(0.77)	(1,247)	(6.13)	(2,277)	(2.01)	(3,384)	(3.59)

Income tax expense, as reported	$6,533	20.23%	$3,022	14.87%	$21,494	18.99%	$16,411	17.41%

(3) “Core Bank” or “Core Banking” operations consist of the Traditional Banking, Warehouse Lending, and Mortgage Banking segments.

(4) The delinquent loans to total loans ratio equals loans 30-days-or-more past due divided by total loans. Depending on loan class, loan delinquency is determined by the number of days or the number of payments past due.

(5) Republic Processing Group operations consist of the Tax Refund Solutions and Republic Credit Solutions segments.

(6) The Company adopted Accounting Standard Update 2016-02, effective January 1, 2019. ASU 2016-02 requires the Company, as lessee, to record the present value of its expected operating lease payments on its balance sheet as operating lease liabilities, with offsetting right-of-use assets for the respective leased property. Prior to January 1, 2019, operating leases were not recorded on a lessee’s balance sheet in this manner.

(7) The amount of loan fee income can meaningfully impact total interest income, loan yields, net interest margin, and net interest spread. The amount of loan fee income included in total interest income was $8.5 million and $9.4 million for the quarters ended December 31, 2019 and 2018. The amount of loan fee income included in total interest income was $54.5 million and $53.8 million for the years ended December 31, 2019 and 2018.

The amount of loan fee income included in total interest income per quarter was as follows: $8.5 million (quarter ended December 31, 2019); $9.1 million (quarter ended September 30, 2019); $8.4 million (quarter ended June 30, 2019); $28.6 million (quarter ended March 31, 2019); and $9.4 million (quarter ended December 31, 2018).

Interest income for Easy Advances (“EAs”) is composed entirely of loan fees. The loan fees disclosed above included EA fees of $19.1 million and $17.8 million for the years ended December 31, 2019 and 2018. EAs are only offered during the first two months of each year.

(8) The following table provides a reconciliation of total stockholders’ equity in accordance with GAAP to tangible stockholders’ equity in accordance with applicable regulatory requirements, a non-GAAP disclosure. The Company provides the tangible book value per share, a non-GAAP measure, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(dollars in thousands, except per share data)	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018

Total stockholders' equity - GAAP (a)	$764,244	$744,447	$731,428	$717,091	$689,934
Less: Goodwill	16,300	16,300	16,300	16,300	16,300
Less: Mortgage servicing rights	5,888	5,483	5,158	4,935	4,919
Less: Core deposit intangible	469	516	562	608	654
Tangible stockholders' equity - Non-GAAP (c)	$741,587	$722,148	$709,408	$695,248	$668,061

Total assets - GAAP (b)	$5,620,319	$6,103,647	$5,723,134	$5,365,768	$5,240,404
Less: Goodwill	16,300	16,300	16,300	16,300	16,300
Less: Mortgage servicing rights	5,888	5,483	5,158	4,935	4,919
Less: Core deposit intangible	469	516	562	608	654
Tangible assets - Non-GAAP (d)	$5,597,662	$6,081,348	$5,701,114	$5,343,925	$5,218,531

Total stockholders' equity to total assets - GAAP (a/b)	13.60%	12.20%	12.78%	13.36%	13.17%
Tangible stockholders' equity to tangible assets - Non-GAAP (c/d)	13.25%	11.87%	12.44%	13.01%	12.80%

Number of shares outstanding (e)	20,943	20,948	20,948	20,911	20,888

Book value per share - GAAP (a/e)	$36.49	$35.54	$34.92	$34.29	$33.03
Tangible book value per share - Non-GAAP (c/e)	35.41	34.47	33.87	33.25	31.98

(9) The efficiency ratio, a non-GAAP measure with no GAAP comparable, equals total noninterest expense divided by the sum of net interest income and noninterest income. The ratio excludes net gains (losses) on sales, calls, and impairment of investment securities and the Company’s net gain from its November 2019 branch divestiture.

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(dollars in thousands)	2019	2018	2019	2018

Net interest income	$54,395	$54,276	$236,126	$226,058
Noninterest income	19,655	10,119	75,008	63,425
Less: Net gain on branch divestiture	7,948	—	7,829	—
Less: Net gain (loss) on sales, calls, and impairment of securities	—	—	—	—
Total adjusted revenue - Non-GAAP (a)	$66,102	$64,395	$303,305	$289,483

Noninterest expense (b)	$40,835	$38,963	$172,183	$163,852

Efficiency Ratio - Non-GAAP (b/a)	62%	61%	57%	57%

	Three Months Ended
(dollars in thousands)	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018

Net interest income	$54,395	$55,486	$53,946	$72,299	$54,276
Noninterest income	19,655	12,811	15,125	27,417	10,119
Less: Net gain on branch divestiture	7,948	(119)	—	—	—
Less: Net gain (loss) on sales, calls, and impairment of securities	—	—	—	—	—
Total adjusted revenue - Non-GAAP (a)	$66,102	$68,416	$69,071	$99,716	$64,395

Noninterest expense (b)	$40,835	$42,411	$43,428	$45,509	$38,963

Efficiency Ratio - Non-GAAP (b/a)	62%	62%	63%	46%	61%

(10) The cost of average deposits ratio equals annualized total interest expense on deposits divided by total average interest-bearing deposits plus total average noninterest-bearing deposits.

(11) FTEs – Full-time-equivalent employees.

(12) Delinquent loans for the RPG segment included $19 million of EAs at March 31, 2019. EAs are only offered during the first two months of each year. EAs do not have a contractual due date but are eligible for delinquency consideration three weeks after the taxpayer-customer’s tax return is submitted to the applicable tax authority. All unpaid EAs are charged-off by the end of the second quarter of each year.

NM – Not meaningful
NA – Not applicable

Contacts

Republic Bancorp, Inc.
Kevin Sipes
Executive Vice President & Chief Financial Officer
(502) 560-8628